Exhibit 99.1

Papa Murphy’s Announces Strategic Realignment of Resources to Drive Franchise Growth and Profitability
Company Expects To Achieve Annual Cost Savings of $1.5 Million
Vancouver, Wash. — (February 15, 2017) — Papa Murphy’s Holdings, Inc. (NASDAQ: FRSH) today announced a strategic realignment of resources aimed at better supporting franchise-owners and field staff while reducing overall selling, general & administrative (SG&A) expenses.

The realignment, which includes the elimination of certain management positions and other corporate personnel, is expected to generate annual SG&A savings of approximately $1.5 million, including SG&A savings of approximately $0.3 million at the national ad-fund. In 2017, the Company expects the realignment will reduce SG&A expenses by nearly $1.2 million, exclusive of a pre-tax charge of approximately $1.0 million related to severance.

“While it’s always a difficult decision to affect people, this realignment is necessary to ensure the business is as efficient as possible while we remain laser-focused on the support of our franchise owners and field staff as we all execute on our key strategies,” said Papa Murphy’s interim Chief Executive Officer, Jean Birch. “Operating with an efficient cost structure is critical to the health of the Company and is in the best interest of all of our stakeholders including our franchise-owners, employees, and shareholders.”

The Company is focused on driving franchisee growth and profitability through several key initiatives including the refranchising of Company-owned stores. In this next phase of its strategic development plan, the Company is seeking to partner with high-quality well-capitalized franchisees who can buy Company-owned stores and further build out select markets. Additionally, in January, Papa Murphy’s launched its first-ever national advertising campaign which consists of at least six weeks of mostly incremental national television advertising in the first half of the year. Lastly, the Company continues to focus on driving sales growth through product innovation and the addition of more customer convenience through its recently launched e-commerce platform and the delivery test. These measures, along with the above mentioned cost savings, are expected to drive ongoing top and bottom line growth.

Birch continued, “As we re-size SG&A expenses, focus on our asset-light franchise business model, and continue to execute against our strategic plan, we see significant long term opportunity for profitable growth at Papa Murphy’s. We are confident that we now have the right structure, team and strategies in place to enable us to drive our brand forward and create long term value for all shareholders.”

FORWARD-LOOKING STATEMENTS
This news release, as well as other information provided from time to time by Papa Murphy's Holdings, Inc. or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “guidance,” “anticipate,” “estimate,” “expect,” “forecast,” “project,” “plan,” “intend,” “believe,” “confident,” “may,” “should,” “can have,” “likely,” “future” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
Forward-looking statements in this press release include statements relating to the Company’s expectations for future financial or operational results, including future reductions in SG&A expenses and severance costs as a result of the realignment, potential growth arising from the Company’s strategic initiatives, and the Company’s marketing strategy. Although the Company believes any forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results and cause them to differ materially from those anticipated in any forward-looking statements. Please refer to the risk factors discussed in the Company’s annual report on Form 10-K for the fiscal year ended December 28, 2015 and quarterly reports on Forms 10-Q for the fiscal quarters ended March 28, 2016 and September 26, 2016 (each of which can be found at the SEC’s website www.sec.gov); each such risk factors are specifically incorporated into this press release.
Any forward-looking statement made by the Company in this press release speaks only as of the date on which it is made. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise.
ABOUT PAPA MURPHY'S
Papa Murphy’s Holdings, Inc. (Nasdaq: FRSH) is a franchisor and operator of the largest Take ‘N’ Bake pizza brand in the United States, selling fresh, hand-crafted pizzas ready for customers to bake at home. The company was founded in 1981 and currently operates more than 1,575 franchised and corporate-owned fresh pizza stores in 38 States, Canada and United Arab Emirates. Papa Murphy’s core purpose is to bring all families together through food people love with a goal to create fun, convenient and fulfilling family dinners. In addition to scratch-made pizzas, the company offers a growing menu of grab ‘n’ go items, including salads, sides and desserts. Order online today at www.papamurphys.com.

Investor Contact:
Alexis Tessier, ICR
papamurphys-ir@icrinc.com
877-747-7272

Media Contact:
Christine Beggan, ICR
papamurphys@icrinc.com
203-682-8329